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                       FIRSTHAND CAPITAL MANAGEMENT, INC.

                                      &

                                 FIRSTHAND FUNDS







                                 CODE OF ETHICS








                                  Last Updated:
                                 MARCH 16, 2000

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INTRODUCTION TO THE CODE OF ETHICS

This Code of Ethics (the "Code) has been established for Firsthand Capital Management, Inc. (the "Adviser") and Firsthand Funds (the "Trust") primarily for the purpose of establishing rules for the Adviser's and Trust's employees, officers and trustees with respect to their personal securities transactions. The Adviser and Trust are required to adopt a Code of Ethics in accord with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"). That Rule is applicable because the Trust is a registered investment company.

The investment company industry is closely regulated under the provisions of the 1940 Act, and by the regulations and interpretations of the Securities and Exchange Commission ("SEC") under those statutes. Transactions in securities are also governed by the provisions of the Securities Act of 1933 (the "Securities Act") the Securities Exchange Act of 1934 (the "Exchange Act"), and the Investment Advisers Act of 1940 ("Advisers Act"), as well as by state laws. The rules of conduct set forth in the Code are based in large part on rules of law and legal concepts developed under those statutes. These legal concepts do not remain static, and further developments of the law in these areas may be expected. We believe that it is our job to conduct our business so as to avoid not only any violation of law but also any appearance of violation or ground for criticism. For your guidance, some of the most important legal concepts within which we operate are mentioned below.

1     FIDUCIARY DUTY

      Investment company employees, officers and trustees owe a fiduciary duty to fund shareholders. This means a duty of loyalty, fairness and good faith toward the shareholders, and a corresponding duty not to do anything prejudicial to or in conflict with the interests of the shareholders. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe a fiduciary duty to the other parties.

2     FRAUD AND DECEIT; INSIDE INFORMATION

      The various laws administered by the SEC contain very broad provisions prohibiting fraud or deceit or "any manipulative or deceptive device or contrivance" in connection with securities transactions and giving of investment advice. It is under these broad general provisions that the SEC and private individuals have successfully brought many of the important cases in the securities field that have received so much publicity in recent years, including cases on improper use of material non-public "inside" information.

3     MANIPULATION

      Care must always be taken to avoid market manipulation of securities, which is strictly prohibited by law.

4     PENALTIES

      Under the various federal and state securities statutes, penalties that may be imposed for violations include civil liability for damages, temporary suspension or permanent prohibition from engaging in various aspects of the securities or investment advisory businesses and criminal penalties.

The Code covers two general topic areas. The first portion of the Code includes some broad prohibitions against fraudulent conduct in connection with activities by the Adviser or Trust. Because fraudulent conduct can take many forms, as noted above, the Code cannot reasonably include an all-inclusive list of actions or omissions. Further, these general prohibitions are basically the same as those in the federal securities laws, and are intended to reflect the expansive and flexible nature of the restrictions that are applicable to our activities.

The second portion of the Code includes specific rules and restrictions with respect to personal securities transactions. These restrictions have been adopted with the goal of avoiding any conflicts of interest, or any appearances of conflicts of interest, between the securities trading that the Trust undertakes on its own behalf and personal securities trading by the employees, officers and trustees of the Trust. The rules are intended to better assure that trading on behalf of clients is given priority over trading for personal accounts, and that trades for personal accounts do not adversely affect trades for clients.

As required by the 1940 Act, most persons covered by the Code are also required to file with the Trust quarterly and annual reports of their personal securities transactions. These reports will be reviewed by the Chief Compliance Officer of the Trust to determine whether the information suggests any possible violation of the Code. These reports

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also are reviewed by the staff of the SEC when the SEC undertakes compliance examinations of the Trust. In addition to better ensuring compliance with the Code, the reporting requirements serve to create greater consciousness of possible conflicts and, at the same time, provide a means to detect and correct possible problems. The reporting system is an essential part of the Code and must be strictly adhered to, without exception.

PERSONS SUBJECT TO THE CODE OF ETHICS

The Code covers all persons who fit within the definition of "Access Person", as defined below.

The enforcement of these rules and procedures is the responsibility of the Chief Compliance Officer of the Adviser. As the Code emphasizes, personal trading must always be carried on in good judgment and good faith. It is obvious that all possible situations cannot be covered by the Code and that under special circumstances exceptions may occasionally be appropriate. Any Access Person contemplating a transaction as to which he or she has any doubt, or anyone who has any other question as to any part of the Code or our policy, should consult with the Chief Compliance Officer. If the Chief Compliance Officer is absent or unavailable, his office will be able to refer you to a senior officer of the Trust or Adviser for assistance in this regard.

1     DEFINITIONS

      1.1   Access Person
            any director, trustee, officer or Advisory Person of the Trust or the Adviser.

      1.2   Advisory Person

            (a) any employee of the Trust or of the Adviser (or of any company in a control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendations shall be made regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales or any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations;

            (b) any natural person in a control relationship with the Trust or the Adviser (such as a director or trustee) who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security; and

            (c) any of the following persons who obtain information concerning securities recommendations being made to the Trust by the Adviser before the effective dissemination of such recommendations:

                  (i) any person controlling, controlled by or under common control with the Adviser or the Trust,

                  (ii)  any affiliated person of such person and

                  (iii) any affiliated person of such affiliated person.

      1.3   Affiliated Person of another person

            (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

            (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

            (c) any person directly or indirectly controlling, controlled by, or under common controlled with, such other person; and

            (d) any officer, director, partner, co-partner or employee of such other person.
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      1.4   Beneficial Ownership
            interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Exchange Act. "Beneficial ownership" includes accounts of a spouse, minor children and relatives resident in the home of the Access Person, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains therefrom benefits substantially equivalent to those of ownership.

      1.5   Control
            the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company.

      1.6   Disinterested Trustee
            a director or trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

      1.7   Eligible Security
            a security issued by a company that is either:

            (a) a company with a total market valuation of $1.5 billion or more OR a security having total market value owned by non-affiliates of the company ("public float") of at least $1 billion; or

            (b) a company not substantially engaged in business in an industry or sector in which companies represented among the Trust's assets are engaged.

      1.8   Purchase or Sale of a Security
            includes, among other acts, the writing or acquisition of an option to purchase or sell a security.

2     GENERAL RESTRICTIONS

      2.1   No Access Person may:

            (a) employ any device, scheme or artifice to defraud the Adviser or Trust;

            (b) make to the Adviser or Trust any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;

            (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Adviser or Trust; or

            (d) engage in any manipulative practice with respect to the Adviser or Trust.

      2.2   Personal Trading Prohibitions
            The following rules are intended to prevent any suggestion or implication that Access Persons are using their relationship with the Adviser or Trust to obtain advantageous treatment to the detriment of the interests of the Trust.

            (a)   Hot Issues
                  No Access Person may purchase any security in any public offering that may be construed as a "hot issue"(within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc., as may be in effect).

            (b)   When the Trust Holds Restricted Securities
                  If the Trust holds or is considering the purchase of restricted securities, no Access Person shall purchase any securities of that issuer (either publicly or privately) except with the prior permission of the Chief Compliance Officer. A list of these issuers is available from the Chief Compliance Officer.

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            (c)   Dealings With the Trust
                  No Access Person may knowingly sell any portfolio security to the Trust or knowingly purchase any portfolio security from the Trust.

3     PERSONAL SECURITIES TRANSACTIONS SUBJECT TO RESTRICTIONS

      3.1   Direct or Indirect Beneficial Ownership
            Purchases and sales of securities (other than securities, or transactions in securities, described in Sections 3.3 or 3.4 below) by an Access Person for his or her own account, for the account of a member of his or her family or for any account in which such Access Person or a member of his or her family may have a direct or indirect beneficial ownership interest, are subject to the personal securities transaction rules described in Section 4 hereof. Most of such transactions are also subject to the reporting requirements of
            Section 5 hereof.

      3.2   Special Rule for Disinterested Trustees
            Notwithstanding subsection 3.1 above, transactions in securities by Disinterested Trustees of the Trust are not subject to the requirements of Sections 4 and 5 hereof if the Disinterested Trustee is an Access Person solely by reason of his or her trusteeship with the Trust, except where at the time of such transactions such Disinterested Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Disinterested Trustee should have known, that such a transaction would violate the rules described in
            Section 4 hereof or received information about a securities transaction by the Trust within 15 days of its occurrence. Most of such transactions are also subject to the reporting requirements of
            Section 5 hereof.

      3.3   Exempted Securities
            Notwithstanding subsections 3.1 and 3.2, trading in the following securities is exempted from the requirements of Section 4 hereof:

            (a)   U.S. Government securities;

            (b) Short-term money market instruments such as bankers' acceptances, repurchase agreements and commercial paper;

            (c)   Bank certificates of deposit and bank deposit accounts; and

            (d) Shares of open-end investment companies registered under the 1940 Act.

      3.4   Exempted Transactions
            Notwithstanding subsections 3.1 and 3.2, the following transactions are exempted from the requirements of Section 4 hereof:

            (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control. Employer-sponsored automatic investment programs fall in this category.

            (b) Purchases or sales of securities which are not eligible for purchase or sale by the Trust.

            (c) Purchases or sales which are nonvolitional on the part of the Access Person (e.g., sale due to a margin call).

            (d) Purchases which are part of an automatic dividend reinvestment plan.

            (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            (f) Purchases or sales which receive the prior approval of the Chief Compliance Officer on the basis that the potential for harm to the Trust is remote because the transactions would be very unlikely to affect market price or liquidity, or because they clearly are not related economically to the securities to be purchased, sold or held by the Trust.
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4     RESTRICTIONS ON TIMING OF PERSONAL SECURITIES TRANSACTIONS

      The following are specific restrictions relating to personal securities transactions. As described below, these restrictions are applicable with regard to particular securities and particular transactions based upon those securities then being actively traded, or actively considered for trading, on behalf of the Trust.

      4.1   Purchases or Sales of Securities

            (a)   Block Trading
                  An Access Person may trade in the same security on the same day as the Trust under the following conditions:

                  i) the Access Person and the Trust trade in the same security on the same day through the same brokerage getting the same average execution for all trades in that security.

                  ii) contrary trades are not allowed on the same day (i.e., Trust security purchases may not be blocked with Access Person sales and vice versa).

                  iii) the brokerage must have the capability to maintain a holding account which enables Access Persons and the Trust to get the exact same average execution for all trades in a specific security on a specific day.

                  iv) for agency trades through brokerages where the Access Person's commission rate is higher than the Trust's, if the brokerage's systems are able to support it, the Access Person should pay the higher commission rate for his or her trades.

                  v) when the Trust trades in the same security through multiple brokerages on a given day, the Access Person will get the average execution through the single brokerage where both he or she and the Trust traded, which will not necessarily be equal to the Trust's average execution across all brokerages for that security.

            (b)   Front or Back Running
                  Except in the case of the previously described "block trade", an Access Person may not knowingly purchase a security within one day of the Trust's trades in that same security (I.E., IF THE TRUST TRADES ON A GIVEN WEDNESDAY, AN ACCESS PERSON MAY TRADE ON MONDAY OR FRIDAY, BUT NOT ON TUESDAY, WEDNESDAY OR THURSDAY OF THAT WEEK).

                  An Access Person may not knowingly trade in a security which is under active buy or sell consideration by the Trust.

                  Exceptions are granted in the following circumstances:

                  i)    Upon  written  approval  from at least two officers of
                        the Trust or Adviser, it would not constitute a violation of the Code if the Trust were to trade in a security one day or less after an Access Person if there is significant new market information for that security not previously known by that Access Person or significant shareholder redemptions make it necessary.

                  ii) Upon written approval from at least two officers of the Trust or Adviser, an Access Person may sell that security less than two days after the Trust in order to meet margin calls. Note involuntary sales due to margin calls do not require pre-approval

                  iii) Block trades under subsection 4.1(a) are not subject to trade blackout periods.

                  iv) Personal trades in Eligible Securities are not subject to front or back running restrictions and though they do not require preapproval, must be entered into the Personal Trade Ticket System..

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      4.2   Other Transactions

            (a)   Short Sales
                  Short sales are permitted by Access Persons provided the requirements of this Section 4 are met.

            (b)   Convertible Securities
                  The foregoing restrictions in this Section 4 also apply to any purchase or sale of a security which is convertible into or exchangeable or exercisable for a security that is being purchased or sold, or is actively being considered for, purchase or sale, for the account of the Trust.

5     REPORTING REQUIREMENTS

      5.1   Personal Trading Reports
            Copies of the monthly statements in which the personal securities transactions described in Section 3.1 were effected, except those subject to the exemption in Section 3.2, must be sent by each Access Person or their broker, dealer or bank with the Chief Compliance Officer within ten days after the end of the relevant month. Each statement must contain the following information:

            (a) the date of the transaction, the title and the number of shares (or the principal amount) of each security involved;

            (b) the nature of the transaction (E.G., purchase, sale, option or any other type of acquisition or disposition);

            (c)   the price at which the transaction was effected; and

            (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

                  At the option of the reporting person, the SEC allows such reports to contain a statement declaring that the reporting of any transaction is not to be construed as an admission by the reporting person that he or she has any direct or indirect beneficial ownership in the security. Using that disclaimer language may be useful in an unclear situation to avoid a potential risk in not reporting a transaction while at the same time avoiding prejudicing any position the person may take or later seek to take with respect to ownership status.

      5.2   Initial and Annual Reports
            All Access Persons, upon first becoming an Access Person and thereafter on an annual basis (initially by January 31 of each year or on such other date set by the Chief Compliance Officer) shall submit a report to the Chief Compliance Officer listing all securities (other than Exempted Securities) with respect to which that Access Person has beneficial ownership.

      5.3   Exemptions from Reporting
            Reports are not required with respect to any transactions:

            (a)   in  securities  which are direct  obligations  of the United
                  States;

            (b) in securities of registered open-end investment companies other than the Trust or the Adviser; or

            (c) over which the reporting person does not have any direct or indirect influence or control. Please note that there are categories of securities, or particular transactions, which are not subject to the restrictions of Section 4 (E.G., purchases under an automatic dividend reinvestment plan) but which are subject to the reporting requirement of Section 5.

6     OTHER RULES

      6.1   Inside Information
            No Access Person may use any material non-public information, no matter how acquired, in his or her own transactions or in the discharge of his or her responsibilities to the Trust.
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      6.2   Disclosure of Information; Confidentiality
            Information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration for the Trust, whether or not actually authorized, must be kept confidential. Research information on portfolio companies must not be divulged to persons who do not have a need to know such information in connection with their employment by the Trust. In addition, information about clients is and must not be disclosed. Access Persons must use care in keeping information confidential.

      6.3   Gifts and Other Preferential Treatment
            An Access Person may not in relation to the business of the Adviser or the Trust seek or accept from any broker or dealer or other financial institution to the Adviser or the Trust either:

            (a) any gifts of material value (I.E., in excess of $100 per year [month] excluding occasional dinners and other moderate entertainment or tickets to sporting events); or

            (b) any sort of preferential treatment from, or special arrangements with, such person or entity.

      6.4   Finder's Fees
            Access Persons should not become involved in negotiations for corporate financings, acquisitions or other transactions for outside companies (whether or not held by any of the clients) without the prior permission of the Chief Compliance Officer. Specifically, no finder's or similar fee in connection with any such transactions may be negotiated or accepted without prior permission.

7     SANCTIONS

      Careful adherence to the Code is one of the basis conditions of employment of every Access Person. Any Access Person may be required to give up any profit or other benefit realized from any transaction in violation of the Code, or in appropriate cases the Adviser or Trust may impose other sanctions for conduct inconsistent with the Code.

      In addition, as pointed out in the preamble to the Code, certain violations of the Code may also involve violation of laws, with the possibility of civil or criminal penalties.

8     PROCEDURES FOR PERSONAL TRADING COMPLIANCE

      In order to enforce compliance with all personal trading restrictions described in this document, all access persons, before making personal trades, must enter the trade into the Firsthand Personal Trade Ticket System (the "System"). Unless the transaction has been otherwise excepted from pre-clearance under the Code, the transaction cannot be executed until the Access Person has received an approval notification from the System.


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                            ADVISER & TRUST PERSONNEL

FIRSTHAND FUNDS
PRESIDENT                       Kevin Landis

SECRETARY                       Omar Billawala

TREASURER                       Yakoub Bellawala

TRUSTEES                        Kevin Landis
                                Michael Lynch
                                Jerry Wong



FCM
PRESIDENT & SECRETARY           Kevin Landis

ASSISTANT SECRETARY             Omar Billawala

TREASURER                       Yakoub Bellawala

OTHER OFFICERS                  Phil Mosakowski
                                Ken Pearlman

CHIEF COMPLIANCE OFFICER        Omar Billawala

ACCESS PERSONS                  All Employees

DISINTERESTED TRUSTEES          Michael Lynch
                                Jerry Wong





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                              REVISION DESCRIPTIONS


REVISION #              CHANGES SINCE PREVIOUS REVISION

   7 Modified language in several sections per comments by Counsel





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I have received a copy of and understand the provisions of the Code of Ethics.





Signature                                       Date
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Print Name                                      Position
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